Exhibit 99.4

Sabre Corporation Announces Additional Cash Tender Offers by Sabre GLBL Inc. for Existing Secured Debt

SOUTHLAKE, Texas—September 15, 2026—Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced commencement of additional tender offers (the “Tender Offers”) by its wholly-owned subsidiary Sabre GLBL Inc. (“Sabre GLBL”) to purchase for cash, upon the terms and subject to the conditions described in the Offer to Purchase (as defined below), up to a principal amount of its securities set forth in the table below (collectively, the “Securities”) that would not result in the Aggregate Purchase Price (as defined below) exceeding $250,000,000 (subject to increase or decrease by Sabre GLBL in its sole discretion, the “Aggregate Maximum Tender Amount”). The following table sets forth certain terms of the Tender Offers:

Title of Security	CUSIP Number /ISIN	Principal Amount Outstanding	Acceptance Priority Level	Purchase Price (1)
10.750% Senior Secured Notes due 2029	78573NAL6 U86043AJ2 US78573NAL64 USU86043AJ26	$445,715,000	1	$992.50
10.750% Senior Secured Notes due 2030	78573NAN2 U86043AL7 US78573NAN21 USU86043AL71	$469,802,000	2	$980.00
11.125% Senior Secured Notes due 2030	78573NAM4 U86043AK9 US78573NAM48 USU86043AK98	$1,325,000,000	3	$975.00

(1)	Dollars per $1,000 principal amount of Securities validly tendered and accepted for purchase and excludes accrued interest which will be paid on Securities accepted for purchase.

The Tender Offers will expire at 5:00 p.m., New York City time, on September 24, 2026 (such date and time, as it may be extended, the “Expiration Date”), unless earlier terminated. Holders of Securities (the “Holders”) must validly tender their Securities at or prior to 5:00 p.m., New York City time, on September 24, 2026 to be eligible to receive the Purchase Price (as defined below) for such Securities. Holders whose Securities are accepted for purchase will also receive accrued and unpaid interest up to, but not including, the settlement date which is expected to be September 28, 2026. Tendered Securities may be withdrawn from the Tender Offers at or prior to, but not after, 5:00 p.m., New York City time, on September 24, 2026.

The “Purchase Price” for each $1,000 principal amount of Securities of a series validly tendered at or prior to the Expiration Date and accepted for purchase will be the applicable price for such series set forth in the table above under “Purchase Price”.

Subject to the Acceptance Priority Levels, the Aggregate Maximum Tender Amount, proration and all conditions to the Tender Offers having been satisfied or waived by us, all Securities validly tendered before the Expiration Date having a higher Acceptance Priority Level will be accepted for purchase before any Securities tendered before the Expiration Date having a lower Acceptance Priority Level, with such tenders being subject to the Aggregate Maximum Tender Amount, proration and conditions to the Tender Offers.

If there are sufficient remaining funds to purchase some, but not all, of the Securities of any series, the amount of Securities purchased in that series may be subject to proration. In the event proration is required with respect to a series of Securities, the Company will multiply the principal amount of each valid tender of such series of Securities by the applicable proration factor and round the resulting amount down to the nearest integral multiple of $1,000, in order to determine the principal amount of such tender that will be accepted pursuant to the applicable Tender Offer. The excess principal amount of Securities not accepted from the tendering Holders will be promptly returned to such Holders, and if this excess principal amount of Securities is less than $1,000, the Company may either accept or reject all such tendering Holders’ validly tendered Securities in its sole discretion.

On September 15, 2026, Sabre Financial Borrower, LLC (“Sabre Financial”), an indirect wholly owned subsidiary of Sabre GLBL, announced the pricing of an upsized offering of $1.35 billion aggregate principal amount of 9.875% Senior Secured Notes due 2032 (the “Financing Transaction”), which is expected to be sufficient to fund the Aggregate Purchase Price and accrued interest for all Securities accepted for purchase by Sabre GLBL in connection with the Tender Offers, subject to the terms and conditions of the Tender Offers, and the offers announced on September 14, 2026 relating to the 11.125% Senior Secured Notes due 2029. The Tender Offers are subject to the satisfaction or waiver of the conditions described in the Offer to Purchase, including the consummation of the Financing Transaction, which may be waived by Sabre GLBL in its sole discretion, subject to applicable law.

This announcement does not contain the full terms and conditions of the Tender Offers, which are contained in the offers to purchase for cash, dated September 15, 2026 (as they may be amended or supplemented, collectively, the “Offer to Purchase”). Sabre GLBL refers investors to the Offer to Purchase for the complete terms and conditions of the Tender Offers.

Following the completion of the Tender Offers, Sabre GLBL or its affiliates may purchase additional Securities in the open market, in privately negotiated transactions, through tender or exchange offers, or otherwise, or Sabre GLBL may redeem Securities that Sabre GLBL is permitted to redeem pursuant to their terms. Sabre GLBL is not obligated to redeem any Securities that are not tendered and accepted in the Tender Offers.

Davis Polk & Wardwell LLP is serving as legal counsel to Sabre. Latham & Watkins LLP is serving as legal counsel to BofA Securities.

Information Relating to the Tender Offers

The Offer to Purchase for all of the Securities is being distributed to Holders beginning today. BofA Securities is the Dealer Manager for the Tender Offers. Investors with questions regarding the Tender Offers may contact BofA Securities, collect: (980) 388-3646, toll-free: (888) 292-0070, email: debt_advisory@bofa.com. D.F. King & Co., Inc. is the tender and information agent for the Tender Offers. Copies of the Offer to Purchase and any related offer documents may be obtained by contacting D.F. King & Co., Inc. by phone at (646) 455-1060 (New York) or (866) 356-7814 (toll-free) or by email at sabre@dfking.com. Copies of the Offer to Purchase are available at: www.dfking.com/sabre.

None of Sabre GLBL, Sabre, their affiliates, their respective boards of directors and stockholders, the Dealer Manager, the Tender Agent or Computershare Trust Company, N.A., as trustee for the Securities, are making any recommendation as to whether Holders should tender any Securities in response to the Tender Offers. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy or a solicitation of an offer to sell any of the Securities, and the Tender Offers do not constitute offers to buy or the solicitation of offers to sell Securities in any jurisdiction or in any circumstances in which such offers are unlawful. The full details of the Tender Offers, including complete instructions on how to tender Securities, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase because it will contain important information.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “guidance,” “outlook,” “trend,” “pro forma,” “on course,” “on track,” “target,” “potential,” “benefit,” “goal,” “believe,” “plan,” “confident,” “anticipate,” “indicate,” “trend,” “position,” “optimistic,” “will,” “forecast,” “continue,” “strategy,” “estimate,” “project,” “may,” “should,” “would,” “intend,” or the negative of these terms, where applicable, or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could materially affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 6, 2026, our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 18, 2025 and in our other filings with the SEC, as well as other risks and uncertainties specified in the “Certain Significant Considerations” section of the Offer to Purchase. We cannot guarantee future events, including funding of the Financing Transaction and successful completion of the Tender Offers, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

About Sabre

Powering the agentic revolution in travel. Sabre is an AI-native technology leader, backed by one of the world’s largest travel data clouds. With AI at its core and operating at unparalleled scale, Sabre transforms insights into innovation, empowering airlines, hoteliers, agencies and other partners to retail, distribute and fulfill travel worldwide. Sabre is built on an open, modular, cloud-native architecture and serves as the backbone for both established leaders and bold, new disruptors, guiding them to the next age of travel retailing through intelligent, connected, and personalized experiences.

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Contacts:

Media	Investors
Cassidy Smith-Broyles Cassidy.Smith-Broyles@sabre.com sabrenews@sabre.com	Roushan Zenooz Roushan.Zenooz@sabre.com sabre.investorrelations@sabre.com

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